                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement No. 333-83411 of Torchmark Corporation on Form S-3 of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of Torchmark Corporation for the year ended December 31, 2000, and to the reference to use under the heading "Experts" in the Prospectus Supplement, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dallas, Texas
October 31, 2001